UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2018

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)   On February 20, 2018, the Board of Directors (the “Board”) of Spirit AeroSystems Holdings, Inc. (the “Company”) approved an increase in the size of the Board from nine to ten members, and elected Laura Wright to fill the newly created vacancy. Ms. Wright will serve on the Board until the Company’s 2018 Annual Meeting of Stockholders, until her successor has been duly elected and qualified, or until her earlier death, resignation, or removal. Ms. Wright was also named to the Risk Committee of the Board, effective immediately.

There are no arrangements or understandings between Ms. Wright and any other persons pursuant to which she was selected as a director. Ms. Wright will receive customary compensation for the Company pursuant to the Company’s non-employee director compensation program, pro-rated based on her service in 2018. Additional information about non-employee director compensation to which Ms. Wright will be entitled is described in the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 24, 2017.

A copy of the press release announcing the election of Ms. Wright to the Board is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1— Press Release dated February 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: February 22, 2018	By:	/s/ Stacy Cozad
		Name:	Stacy Cozad
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary